SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

 ____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  December 12, 2011

 ZAGG Inc
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5                     Corporate Governance and Management
Item 5.02                      Departure of Directors or Certain Officers; Election of Directors;Appointmentof Certain Officers; Compensatory Arrangements of CertainOfficers

Randall L. Hales – President and Chief Operating Officer

On December 12, 2011, Randall L. Hales, a director of ZAGG Inc (the “Company”), entered into an employment agreement with the Company pursuant to which Mr. Hales was appointed as the Company’s President and Chief Operating Officer.

Hales, 43, brings extensive business experience in operational development, retail marketing and management to the Company.  Mr. Hales’s current and past business experience includes the following:

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Since June 2007, he has served as CEO and a director of Mity Enterprises (Orem, Utah), a multi-million dollar manufacturer of light-weight multipurpose furniture. While at Mity Enterprises, Mr. Hales has established strategic objectives to drive revenue and EBITDA growth; established product management and a disciplined approach to new product introductions; and initiated aggressive operations improvement plan.

-	Since July 2007, he has also served as CEO and a director of Broda Seating (Kitchner, Ontario, Canada), a medical products company.

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From January 2010 to the present, he has served as Chairman of the Board of The Rogers Group (Clare, Michigan), a consumer products firm.  There he has worked with management team to extend both the product offering and distribution

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From March 2002 to May 2007, he served as CEO/Board Member of Back to Basics (Bluffdale, Utah), a consumer products company. Mr. Hales managed rapid growth in annual revenues based on sales to large retail customers. While at Back to Basics Mr. Hales’ responsibilities included: restructured bank lines and borrowing base; implementing a world-class distribution; established contract manufacturing relationships in Asia; lowered overall costs of goods sold, established product management and a disciplined to new product introductions; and negotiated license agreements with national accounts.

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From April 2003 to June 2007, Mr. Hales served as a Board Advisor to WiLife, a consumer electronics firm, where he helped manage WiLife through a rapid growth phase at retail and later sold the business to Logitech.

Mr. Hales earned a B.S. degree in engineering from Brigham Young University in 2000.

There are no family relationships between Mr. Hales and any of the Company’s directors or executive officers.  Mr. Hales has no material interest, direct or indirect, in any transaction since incorporation of the Company or in any presently proposed transaction which, in either case, has or will materially affect the Company.

Mr. Hales’s employment with the Company will be “at will” pursuant to his Employment Agreement (the “Agreement”) with the Company, and either he or the Company may terminate his employment at any time, with or without cause, subject to the provisions of the Agreement.  His yearly base salary will be Five Hundred Thousand Dollars ($500,000).  Additionally, he will be granted 50,001 shares of the Company’s common stock which will vest at a rate of 16,667 per year during the term of his employment commencing December 11, 2012, and as determined by the Compensation Committee, Mr. Hales will be eligible to receive an annual bonus under the ZAGG Management Performance Bonus Plan.

If Mr. Hales’s employment is terminated by the Company for cause as defined in the Agreement, he will be entitled to no compensation or benefits from the Company other than those earned under the compensation paragraph of the Agreement through the date of his termination for cause.  For purposes of the Agreement, a termination “for cause” occurs if Mr. Hales is terminated for any of the following reasons: (i) theft, dishonesty or falsification of any employment or Company records; (ii) improper disclosure of the Company’s confidential or proprietary information resulting in damage to the Company; (iii) any action by him which has a material detrimental effect on the Company’s reputation or business; (iv) his failure or inability to perform any assigned duties after written notice from the Company to him of, and a reasonable opportunity to cure, such failure or inability; (v) his conviction (including any plea of guilty or no contest) of a felony, or of any other criminal act if that act impairs his ability to perform his duties under the Agreement or (vi) his failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested his cooperation.

If a Separation (as defined in the Agreement) occurs because Mr. Hales' at-will employment is terminated by the Company without cause, and if he signs a general release of known and unknown claims in form satisfactory to the Company, he will receive severance payments equal to his current compensation, less applicable withholding, for 12 months after the date of the Separation. His current compensation shall mean the sum of his base salary plus his current annual targeted bonus amount.

In connection with the Agreement, Mr. Hales also entered into a Change of Control Severance Agreement (the “Change of Control Agreement”).  Pursuant to the Change of Control Agreement, if Mr. Hales is subject to an Involuntary Termination (as defined n the Change of Control Agreement) at any time within twelve (12) months after a change of control in the Company, then he will be entitled to receive continuing payments of severance pay during the Compensation Continuation Period (as defined n the Change of Control Agreement) at a rate equal to the Employee’s current compensation. Such severance payments shall be paid bi-weekly in accordance with the Company’s normal payroll practices and shall commence within thirty (30) days after the Involuntary Termination.

Additionally, Mr. Hales and the Company entered into an Indemnity Agreement (the “Indemnity Agreement”) pursuant to which the Company agreed to provide indemnification to Mr. Hales in connection with certain claims and actions brought by third parties and in derivative actions.  The Company also agreed to the extent that the Board determines it to be economically reasonable, maintain a policy of directors’ and officers’ liability insurance (“D&O Insurance”) for Mr. Hales, on such terms and conditions as may be approved by the Board, and to advance certain expenses incurred in connection with certain claims, as defined in the Indemnity Agreement.

The foregoing summaries of the terms and conditions of the Agreement, the Change of Control Agreement, and the Indemnity Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto, and which are incorporated herein by reference.

Robert G. Pedersen II – Chairman and Chief Executive Officer

In connection and concurrent with the appointment of Mr. Hales as President of the Company, Robert G. Pedersen II will no longer serve as President, but will continue to serve as Chairman and Chief Executive Officer of the Company.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Employment Agreement

99.2	Change of Control Severance Agreement

99.3	Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

By:
/ s/ ROBERT G. PEDERSEN
Robert G. Pedersen II
Chairman and Cheif Executive Officer

Date: December 16, 2011

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